Equity for Debt exchange agreement

THIS

AGREEMENT

dated for reference 30th day of April 2003.

AMONG:

BUSINESSWAY INTERNATIONAL CORP., with a registered and records office at 1480 Bégin Street, St-Laurent, Québec, H4R 1X1

("BUSINESSWAY")

AND:

2225824 Canada Inc. (formely COR-BIT PERIPHERALS INC.), with a registered and records office at, 500 Place d'Armes, Suite 2314, Montreal, Quebec H9R 1E9

("COR-BIT").

AND:

3540260 CANADA INC. (formely LE GROUPE BUSINESSWAY INC.) with a registered and records office at 500 Place d'Armes, Suite 2314, Montreal, Quebec H9R 1E9

("BWGROUP")

AND:

CANWIN (9100-7997 Quebec Inc.) of 2445 rue Guenette, Saint-Laurent, Quebec, H4R 2E9 represented by it's President, Ms. XIAOLING LI ("CANWIN")

AND:

Mr. GEORGE TZE FA of 22 Leeswood Cresent, Scarbourough, Ontario, M1S 2P3 is an administrator and one of CANWIN's Principal shareholder.

("FA")

WHEREAS:

  COR-BIT is a Canadian wholly owned subsidiary of BUSINESSWAY, a Florida corporation. COR-BIT is involved in the sales and assembly of PCs;

  George Far is a businessman and is a Canadian resident. George Tze Fa is a principal shareholder of CANWIN (9100-7997 Quebec Inc.) ;

  CANWIN (9100-7997 Quebec Inc.) represented by it's President, Ms. XIAOLING LI and it's administrator Mr. George Tze Fa, CANWIN is a distributor of computer an electronic components for PCs;

  CANWIN has for some time supplied COR-BIT and BWGROUP various computer components and extended the company COR-BIT net payable terms.;

  COR-BIT and BWGROUP owe CANWIN a total amount of $50,798.49 in Canadian currency (the "Debt"), for purchases made by the companies.;

  CANWIN agrees to foregive the said Debt by "COR-BIT and BWGROUP" for 1,000,000 shares of the common stock of BUSINESSWAY (the "Shares"). These Shares are to be issued by BUSINESSWAY to Mr. George Tze Fa.

  BUSINESSWAY shall have the right to re-purchase the 1,000,000 shares issued to Mr. George Tze Fa within 12 months from date of issue of the shares by paying an amount of $50,798.49 canadian plus 1% interest per month to Mr. George Tze Fa.

THEREFORE in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

  INTERPRETATION

    In this Agreement, except as otherwise expressly provided:

      "Agreement" means this Equity for Debt Exchange Agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

      all references in this Agreement to a designated "Section" or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

      the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

      the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

      the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word "or" is not exclusive; the word "including" means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word "include" and its derivatives will be construed accordingly; the expression "to the knowledge of" or any similar expression as applied to a corporation or individual, refers to, (A) in the case of an individual, the knowledge as at the relevant date that such individual had or would have had had he exercised due diligence in making enquiries in relation to the matter in question from all sources of information likely to provide him with knowledge of same, and (B) in the case of a corporate person, the knowledge (as aforementioned) of a director or officer thereof as at the relevant date;

      any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in Canada;

      except as otherwise provided, any dollar amount referred to in this Agreement means the lawful currency of Canada; and

      any other term defined within the text of this Agreement has the meaning so ascribed.

    The following are the Schedules to this Agreement form part of this Agreement and are incorporated herein by reference:

      Schedule "A" - "CANWIN Final Statement Of Accounts dated April 19th 2002;

      CLOSING

    The closing of the transactions contemplated herein will take place at 4:00 p.m. local time, on April 30th 2003, or such other date as may be agreed to by the parties hereto (the "Closing Date"). The closing may take place by exchange of the appropriate solicitor's undertakings, which will involve each party's solicitors delivering to his or her counterpart all required consideration and documentation, to be held in trust and not released until all required closing deliveries have been made and all conditions to closing have been satisfied or waived by the party which has the benefit of such conditions.

  EXCHANGE OF EQUITY FOR DEBT

    Upon and subject to the terms and conditions of this Agreement, BUSINESSWAY agrees to transfer to Mr. George Tze Fa the 1,000,000 common shares of BUSINESSWAY as described herein at Closing Date.

    Furthermore, CANWIN agrees upon signing this agreement Canwin gives clear and complete release and foregos any present claim(s) whatesoever it may have against the following companies COR-BIT , BWGROUP and BUSINESSWAY or any of it's representatives, in regards to the DEBT as that is described herein schedule "A", at the Closing Date.

  Repurchase of the Shares by BUSINESSWAY

    Upon and subject to the terms and conditions of this Agreement, FA agrees to sell and transfer to BUSINESSWAY the 1,000,000 common shares of BUSINESSWAY as described herein should the company advise FA of it's intention to re-pruchase the Shares for an amount no less than $50,798.49 canadian dollars plus 1% interest per month up until the re-purchase date. BUSINESSWAY may exercise this right of re-purchase by notifing FA of it's intention within 12 Month's of the date of issue of the shares to FA.

    Furthermore, CANWIN and agrees upon signing this agreement to forego any claim(s) or interest it may have against COR-BIT or Bway or BUSINESSWAY or it's representatives, present or future in regards to as all that is described herein schedule "A", at the Closing Date.

  restricted securities

    George Tze Fa and CANWIN acknowledge that any common shares in the capital of BUSINESSWAY issued pursuant to the terms and conditions set forth in this Agreement , will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the "1933 Act"), or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

    The parties hereto acknowledge that FA is a resident of Ontario, and that BUSINESSWAY has advised FA that BUSINESSWAY is relying on an exemption from the prospectus requirements of the Securities Act (Ontario) to issue the Shares to FA and, as a consequence, certain protections, rights and remedies provided by the Securities Act (Ontario), including statutory rights of rescission or damages, will not be available to FA.

    FA acknowledges that BUSINESSWAY is not a reporting issuer in any of the Provinces of Canada and therefore resale of any of the Shares by FA resident in Ontario is restricted except pursuant to an exemption from applicable securities legislation.

    It is understood and agreed that the certificates evidencing the Shares will bear the following legends:

    this legend is mandatory for regulation s offerings by domestic issuers

    "THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

    NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

    FA acknowledges that the BUSINESSWAY Shares acquired pursuant to the terms of this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

  ACKNOWLEDGEMENTS OF FA and CANWIN

    Both FA and CANWIN acknowledges and agrees that:

      none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

      BUSINESSWAY will have no obligation, to register any of the Shares under the 1933 Act;

      BUSINESSWAY is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of FA and CANWIN contained in this Agreement, and both of which will hold harmless the the directors an BUSINESSWAY from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by that FA or CANWIN not being true and correct;

      FA has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and, with respect to applicable resale restrictions, is solely responsible (and neither the directors or BUSINESSWAY are in any way responsible) for compliance with applicable resale restrictions;

      none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to FA that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of BUSINESSWAY on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board;

      FA is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

      none of the Shares may be offered or sold to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person prior to the end of the Restricted Period (as defined herein); and

      neither the Securities and Exchange Commission (the "SEC") nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares.

  ACKNOWLEDGEMENTS OF BUSINESSWAY

    BUSINESSWAY acknowledges and agrees that:

      neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the BUSINESSWAY Shares.

  WARRANTIES AND REPRESENTATIONS of CANWIN

    CANWIN warrants and represents to BUSINESSWAY with the intent that BUSINESSWAY in entering into this Agreement and in concluding the Equity for Debt Exchange Agreement contemplated herein, that:

      CANWIN has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and will on the Closing Date has the right to forgive an foego the debt, to BUSINESSWAY and COR-BIT ;

      CANWIN and FA both warrant and represent, that CANWIN or FA have full and legal title to the Debt and that they have not factored, sold or transfered any rights or any interest in this Debt or any part of this Debt, to any other parties, including finacial institution or the like, as herein described. or assign the Debt to a third party in any way alienate or dispose of or encumber any of the items listed in schedule A;

      CANWIN and FA have had adequate opportunity to obtain from representatives of BUSINESSWAY such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of this transaction.

    CANWIN warrants and represents to BUSINESSWAY with the intent that BUSINESSWAY will rely thereon in entering into this Agreement and in concluding the Asset Purchase Agreement contemplated herein, that:

      CANWIN, is a corporation validly existing and in good standing under the laws of the Province of Quebec and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

      the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of CANWIN, and this Agreement constitutes a legal, valid and binding obligation of CANWIN enforceable in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

      the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

        conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of CANWIN.

      the list of invoices being forgiven totalling to the amount of the debt being forgiven by CANWIN is attached as Schedule "A" hereto (the "CANWIN Final Statement Of Accounts dated April 19th 2002);

  WARRANTIES AND REPRESENTATIONS of BUSINESSWAY

    BUSINESSWAY warrants and represents to CANWIN, with the intent that CANWIN will rely thereon in entering into this Agreement, that:

      BUSINESSWAY is a corporation duly incorporated, validly existing and in good standing under the laws of florida and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

      the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of BUSINESSWAY, and this Agreement constitutes a legal, valid and binding obligation of BUSINESSWAY, enforceable in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

      no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to BUSINESSWAY in connection with the execution and delivery of this Agreement by BUSINESSWAY or the consummation by BUSINESSWAY of the transactions contemplated hereby;

      BUSINESSWAY has had adequate opportunity to obtain from representatives of CANWIN such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks this transaction;

      BUSINESSWAY is registered to carry on business in all jurisdictions in which it currently carries on business;

      the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

        conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of BUSINESSWAY,

        subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which BUSINESSWAY is a party.

        give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of BUSINESSWAY as currently conducted.

  COVENANTS

    Between the execution date and the Closing Date, CANWIN and its Principals:

      will diligently take all reasonable steps to obtain, prior to the Closing Date, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof and give such assurances as may be required in the reasonable opinion of BUSINESSWAY's counsel for more perfectly consummating the transaction contemplated hereby and referenced herein;

      will not sell or assign the debt to a third party in any way alienate or dispose of or encumber any of the items listed in schedule A;

  SURVIVAL
    Except as otherwise provided in this Agreement, the representations, warranties, covenants and agreements of CANWIN contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 6 months after Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases each party of such representation, warranty, covenant or agreement), or any investigation by BUSINESSWAY, the same will remain in full force and effect for the said same 6 months period after the Closing Date

    The representations, warranties, covenants and agreements of BUSINESSWAY contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 6 months after the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases each party of such representation, warranty, covenant or agreement), or any investigation by the CANWIN, the same will remain in full force and effect for the said same 6 month period after the Closing Date. The representations, warranties, covenants and agreements of BUSINESSWAY contained herein related to financial and tax matters will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period of 6 months after the Closing Date.

  CONFIDENTIALITY

    Each party agrees that all information provided to it by another party (collectively "Confidential Information") shall be held in complete confidence by it and by its advisors and representatives and shall not, without the prior written consent of that other party, be disclosed to any other person, nor used for any other purpose, other than in connection with the evaluation, negotiation and finalisation of the transactions contemplated herein. However, a party's obligation does not apply to Confidential Information:

      which is generally available to third parties (unless available as a result of a breach of this Agreement);

      which is lawfully in the possession of a party and which was not acquired directly or indirectly from another party; or

      the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules a party is subject.

  CONDITIONS PRECEDENT

    The obligations of BUSINESSWAY to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

      this Agreement has been approved by the board of directors of CANWIN on or before the Closing Date;

      the acknowledgements, representations and warranties of CANWIN and its Principals contained herein are to the best of their knowledge, true and correct in all respects at and as of the Closing Date except as may be in writing disclosed to and approved by BUSINESSWAY;

      all covenants, agreements and obligations hereunder on the part of CANWIN and its Principals to be performed or complied with at or prior to the Closing Date, including the obligations to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Closing;

    The conditions set forth in Section 9.1 are for the exclusive benefit of BUSINESSWAY and may be waived by BUSINESSWAY in writing in whole or in part at any time.

    The obligations of CANWIN to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

      this Agreement have been approved by the board of directors of BUSINESSWAY on or before the Closing Date;

      the representations and warranties of BUSINESSWAY contained herein are to the best of its knowledge in all material respects at and as of the Closing Date except as may be in writing disclosed to and approved by CANWIN;

      all covenants, agreements and obligations hereunder on the part of BUSINESSWAY to be performed or complied with at or prior to the Closing Date, including in particular BUSINESSWAY's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing Date;

    The conditions set forth in Section 9.3 are for the exclusive benefit of CANWIN and may be waived by CANWIN in whole or in part at any time.

    The respective obligations of each party to this Agreement to consummate the transactions herein contemplated are subject to all consents, approvals, authorisations, waivers and orders of any regulatory authorities, shareholders or third parties required or necessary or desirable for the completion of the transactions contemplated herein having been obtained or received by the CANWIN and BUSINESSWAY.

  TRANSACTIONS OF CANWIN AT THE CLOSING

    At the Closing, CANWIN will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and letter of a quittance for the said Debt, free and clear of all liens, including the following:

      certified copies of resolutions of the directors of the CANWIN authorising the exchange of the debt for shares and foregong the debt.;

      executed copies of this Agreement;

  TRANSACTIONS OF BUSINESSWAY AT THE CLOSING

    BUSINESSWAY will deliver the following on or before the Closing Date:

      executed copies of this Agreement;

      resolution of BUSINESSWAY agreeing to this Equity for Debt Exchange Agreement.

  TIME OF THE ESSENCE

    Time is of the essence of this Agreement.

  FURTHER ASSURANCES

    The parties will execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably necessary or required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

  SUCCESSORS AND ASSIGNS

    This Agreement will endure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties.

  COUNTERPARTS

    Any notice delivered on a business day deemed conclusively to have been effectively given on the date notice was delivered. Any notice sent by facsimile transmission are not valid or acceptable.

  NOTICE

    Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail or facsimile transmission, to the following addresses:

      If to CANWIN (9100-7997 Quebec Inc.):

      2445 Guénette Saint-Laurent, Québec H4R 2E9
      Attention: George Tze Fa

      If to BUSINESSWAY:

    1480 Bégin
    St-Laurent, Québec
    H4R 1X1

    Attention: Faris Heddo

    or to such other address as any party may specify in writing to the other parties.

    Any notice delivered on a business day or sent by facsimile transmission will be deemed conclusively to have been effectively given on the date notice was delivered or sent by facsimile transmission.

    Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

  ENTIRE AGREEMENT

    This Agreement contains the sole and entire agreement between the parties and any modifications must be in writing and signed by each party. The parties will in good faith investigate and negotiate the most tax effective method of carrying out the intentions of this Agreement.

  PROPER LAW

    This Agreement will be governed by and construed in accordance with the province of the laws of the Province of Quebec and the laws of Canada applicable therein and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this 30th day of April, 2003.

BUSINESSWAY INTERNATIONAL CORP.

Per: /s/Fabrice Zambito Per: /s/Faris Heddo
Authorized Signatory Authorized Signatory

COR-BIT PERIPHERALS INC.(2225824 Canada Inc.)

Per: /s/Michele Scott
Authorized Signatory

9100-7997 Quebec Inc.

Per: /s/ George Tze FA Per: /s/Xiaoling Li Mr. George Tze FA Ms. XIAOLING LI

And Personally SIGNED, SEALED and DELIVERED by George FA in the presence of: /s/ George Tze FA Signature Print Name 22 LEESWOOD CR. SCARBOUROUGH, ONTARIO M1S 2P3 Address BUSINESSMAN Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	Mr. George Tze FA

SCHEDULE "A"

CANWIN Statement of Accounts